EXHIBIT 3.2

                  AMENDMENT TO THE AMENDED AND RESTATED BY-LAWS
                                       OF
                             SUPERIOR SERVICES, INC.

       THIS AMENDMENT dated as of this 24th day of November, 1998 ("Amendment") amends the Superior Services, Inc. Amended and Restated By-laws (the "By-laws) adopted as of November 29, 1995 to the extent set forth herein.

                                   WITNESSETH:

       WHEREAS,   on  November  24th  1998,  the  Board  of  Directors  approved resolutions to amend the By-laws as specified herein.

       NOW,  THEREFORE,   BE  IT  RESOLVED,  that  second  sentence  of  Section
2.05(a)(ii) of the By-laws shall be deleted in its entirety and the following shall be substituted therefor:

                     To be timely,  a shareholder's  notice shall be received by the Secretary of the corporation at the principal offices of the Corporation not less than 45 days nor more than 75 days in advance of the first annual anniversary (the "Anniversary Date") of the date set forth in the Corporation's proxy statement for the prior year's Annual Meeting as the date on which the Corporation first mailed definitive proxy materials for the prior year's Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the second Tuesday in the month of May, notice by the shareholder to be timely must also be so received not earlier than the 90th day prior to the date of such Annual Meeting and not later than the close of business on the later of (x) the 60th day prior to such Annual Meeting and (y) the 10th day following the day on which public announcement of the date of such meeting is first made.

       FURTHER RESOLVED, that the Amendment shall be effective immediately and, except as amended by this Amendment, the By-laws shall remain in full force and effect.

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                             SUPERIOR SERVICES, INC.

                         BOARD OF DIRECTORS RESOLUTIONS
                         DECREASING NUMBER OF DIRECTORS
                                February 23, 1999

       RESOLVED,   that,   effective   immediately,   the  number  of  directors
constituting the Board of Directors shall be reduced by one (1) director from seven (7) to six (6).

       FURTHER  RESOLVED,  that,  effective  immediately,  the first sentence of
Section 3.01 of the Company's By-laws is hereby amended and restated in its entirety as set forth below in order to evidence the change being made today in the number of directors constituting the Board of Directors from seven (7) to six (6):

       "The number of directors shall be fixed by a resolution adopted by a majority of the directors then in office, or by amendment of these by-laws, but in no event shall there be less than six (6) directors, and a decrease in the number of directors shall not shorten the term of office of an incumbent director."

       FURTHER RESOLVED, that the last sentence of Section 3.01 of the Company's By-laws is hereby deleted in its entirety.

       FURTHER RESOLVED, that the appropriate officers of the Company be, and hereby are, authorized and directed for, on behalf and in the name of the Company to take or cause to be taken such further action as such officers, or any of them, in their sole discretion, shall deem necessary or advisable to carry into effect the tenor and purport of the foregoing resolutions, including, without limitation, the insertion of the foregoing amendment into the Company's By-laws as appropriate; and that any and all actions so taken be and they hereby are ratified, confirmed and approved in all respects.


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                             SUPERIOR SERVICES, INC.

                 BOARD OF DIRECTORS RESOLUTION AMENDING BY-LAWS

                                February 23, 1999
                                ----------------


       RESOLVED, that the following By-law provision is hereby added to the Company's By-laws effective immediately:

       ss. 3.16 Independent Director Stock Ownership Requirement.

       Each non-employee director of the Corporation is required to beneficially own (as defined under Rule 13d-3 of the Securities Exchange Act of 1934) such number of shares of the Corporation's common stock having a value at least equal to three times the annual retainer fee paid from time to time by the Corporation to such non-employee director. Each non-employee director shall have five years to comply with this Section 3.16 from the later of (i) the date of such director's first election or appointment to the Board of Directors or (ii) the date of adoption of this Section 3.16 (February 16, 1999). The value of the Corporation's common stock for purposes of this Section 3.16 shall be determined by the Board of Directors in its discretion.